 MEDIA CONTACT

Rachel David

Rachel.david@hck2.com

972.499.6630

INVESTOR CONTACT

MKR Group Inc.
Todd Kehrli or Mark Forney

bcyp@mkr-group.com

323.205.4336

FOR IMMEDIATE RELEASE

August 3, 2015

Blue Calypso Reports Q2 Financial, Litigation and Operating Highlights

(DALLAS) – Blue Calypso, Inc. (BCYP), an innovator of mobile consumer engagement and social advocacy solutions for manufacturers and brick-and-mortar retailers, announced financial and operational results for the second quarter ended June 30, 2015.

“The first half of 2015 has been very busy with significant progress and events across all facets of the Company”, said Andrew Levi, CEO.  “We continue to expand the capabilities of our technology as we approach the brick-and-mortar retail market.  And we are currently deploying our recently launched Mobile ADvantage and KIOSentrix solutions to key retailers with locations across the country.  The retail sector is increasingly exploring the adoption of mobile shopper engagement solutions which will drive our pipeline going forward.  Additionally, we are very pleased with the results of our Markman hearing which occurred on July 8th.  Now we are preparing for our trial which is currently scheduled for mid-December,” Levi added.

Q2 Financial Highlights:

•

Revenue for the three months ended June 30, 2015 was $109K as compared to $122K in revenues for the same period in 2014.

•

For the three months ended June 30, 2015, the Company had a net loss of $695K, as compared to a net loss of $1.4M for the three months ended June 30, 2014.

•

For the three months ended June 30, 2015, general and administrative expenses were reduced to $566K as compared to $1.178M for the three months ended June 30, 2014.

•

Reverse split effectuated on July 2, 2015 in preparation for an anticipated uplist to Nasdaq Capital market or NYSE MKT

Litigation Highlights:

•

Claim construction or “Markman” hearing held July 8, 2015 in Marshall, Texas.

•

Jury selection for trial with defendants set for December 14, 2015.

•

Appeals filed with the Federal Circuit on Covered Business Method Review (CBMR) decisions by the Patent Trials and Appeal Board (PTAB) which is scheduled to be heard in January 2016.  Briefs have been filed by all parties.

Operational Highlights:

•

Mobile ADvantage engagement with Minyard Sun Fresh showing great results and expanded to all Sun Fresh locations.

•

New versions and features deployed for Mobile ADvantage and KIOSentrix

Financial statements and further details are available in the Company’s Form 10-Q filed today with the Securities and Exchange Commission.

Investor Conference Call and Webcast Information:

Blue Calypso will host an investor conference call and simultaneous webcast today, August 3rd, 2015, at 4:30 p.m. Eastern Time / 3:30 p.m. Central Time. To access the call in the U.S. please dial Live Participant Dial In (Toll Free): 877-407-8033 and for international calls dial 201-689-8033, approximately 10 minutes prior to the start of the conference. No passcode is required. A replay will be available following the call at http://bluecalypso.com/investors-events/.

Forward Looking Statements.  Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "will," or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports filed with the Securities and Exchange Commission.

About Blue Calypso, Inc.

Dallas-based Blue Calypso, Inc. (BCYP) develops and delivers an innovative location-centric mobile shopper engagement platform for brands and retailers using its patented portfolio of products, including KIOSentrix™, Mobile ADvantage™, DashTAGG® and SOCIALECHO™. The Company employs its unique and flexible platform to connect consumers to brands, drive local in-store traffic, increase shopper spend and shorten the consumer’s path-to-purchase. For more information about the company, please visit www.bluecalypso.com

###